EX-1.01 (Exhibit 1.01)

Conflict Minerals Report of Ormat Technologies, Inc.

For The Year Ended December 31, 2017

Introduction:

We are a Delaware corporation, whose shares of common stock are listed on the New York Stock Exchange and on the Tel Aviv Stock Exchange and are registered with the Securities and Exchange Commission (the "SEC").

We are a leading vertically integrated company, currently engaged primarily in the geothermal and recovered energy power business, with the objective of becoming a leading global provider of renewable energy.

This is the Conflict Minerals Report (this "Report") of Ormat Technologies, Inc. ("Ormat", the "Company" or "we") for the reporting period from January 1, 2017 to December 31, 2017, which has been prepared in accordance with Rule13p-1 (“Rule 13p-1”), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 13p-1 requires every registrant that files reports with the Securities and Exchange Commission ("SEC") under Sections 13(a) or 15 (d) of the Exchange Act to disclose certain information when the registrant manufactures or contracts to manufacture products and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (the “DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

As part of Ormat's sustainability approach, our Code of Conduct outlines the Company‘s overall principles and commitment towards legal compliance, ethical conduct, human rights, anti-corruption work and environmental protection. These high expectations extend to Ormat's partners, subcontractors and suppliers. We have adopted a policy (the “Conflict Minerals Policy”) with respect to our sourcing of Conflict Minerals, which is in accordance with the OECD guidance, and implemented a comprehensive conflict minerals program aimed to ensure responsible sourcing. Our Conflict Minerals Policy is available at http://www.ormat.com/social-responsibility-and-sustainability.

Unless otherwise defined herein, defined terms used in this Report have the meaning ascribed to such terms in Rule 13p-1 and Form SD.

1.	Overview

Company Overview

Ormat and its subsidiaries currently conduct business activities in the following three business segments:

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Electricity Segment: In this segment, we develop, build, own and operate geothermal and recovered energy-based power plants in the United States and geothermal power plants in other countries around the world and sell the electricity they generate.

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Product Segment: In this segment, we design, manufacture and sell equipment for geothermal and recovered energy-based electricity generation and remote power units and provide services relating to the engineering, procurement, construction, operation and maintenance of geothermal, Solar PV and recovered energy-based power plants.

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Other Segment: In this segment, we provide energy storage, demand response and energy management related services, as well as services relating to engineering, procurement, construction, operation and maintenance of energy storage units through our Viridity business.

Our customers for the Product segment are contractors, geothermal power plant owners and geothermal power plant developers and operators.

For more information about Ormat, please visit www.ormat.com. The content of any website referred to in this Report is included for general information only and is not incorporated by reference herein.

Supply Chain

In accordance with applicable SEC rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals used in our Product Segment. We concluded that no such examination is necessary with respect to the Electricity Segment or the Other Segment because neither of these segments involves the sale of products by the Company.

In connection to our manufacturing activities in the Product Segment, we identified certain Conflict Minerals that are used by us and are necessary to the functionality and production of our products with regards to the following raw materials or components: steel (low and high grade), electronic cards and electronic cables (including tin plating). All such raw materials are purchased from various suppliers. We also use subcontractors to manufacture some of our products' components and for construction activities of power plants. We work with a large number of suppliers throughout the world and often there are multiple tiers between the gold, tin, tantalum and tungsten (3TG) mines and our direct suppliers. Therefore, we have to rely on our Tier 1 suppliers to cooperate with us and work with their own upstream suppliers or sub-contractors to provide us with accurate information on the origin of the 3TG in the components we purchase from them that are included in our products. In order to overcome the difficulties of receiving accurate information from a complex supply chain, Ormat has communicated its Conflict Minerals Policy and activities to its suppliers, and has adopted the Responsible Minerals Initiative's ("RMI") (formerly the CFSI) reporting template for surveying suppliers.

2.	Reasonable Country of Origin Inquiry (RCOI)

Ormat has conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether any of the Conflict Minerals originated in the Covered Countries or are from "recycled or scrap sources" (as such terms are defined in Rule 13p-1). In parallel, we conducted due diligence on the source and chain of custody of those Conflict Minerals with a large number of suppliers we identified as those from whom we source materials or components that may contain 3TG.

As part of our RCOI, we employed several methods to assess whether the necessary Conflict Minerals in our products originated in the Covered Countries, including the following:

●	Internal assessment and analysis of our products to determine which products contain or may contain Conflict Minerals that are necessary to the functionality or production of these products.

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Compiled a list of suppliers based on the applicable suppliers list that Ormat purchased from during the calendar year 2017, which was issued using the Ormat Management System (OMS) by IT developers and according to the criteria defined by the OMS manager and the purchasing manager. The list includes a total of 1,362 suppliers. Each supplier has a "Purchase Types" field, which contains one of the following values: Services, BOM, Office supplier, Goods and Capital Expenditure. Only the suppliers with "BOM" values in the "Purchase Types" field were applicable for the RCOI under Rule 13p-1.

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In order to identify and assess risks in the supply chain, we undertook a risk-based approach and engaged the suppliers representing approximately 90% of our 2017 expenditures on procurement for the Product Segment. On that basis, Ormat's final Tier 1 suppliers list ("relevant suppliers") includes a total of 125 suppliers.

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Contracted a third party service provider to assist us with the survey of suppliers. Through this third party service provider, we sent letters to our relevant suppliers to explain Rule 13p-1 and to refer the suppliers to online training materials and instructions. We solicited information from our relevant suppliers of raw materials and components of products using the standard template of the Responsible Business Alliance (formerly, the Electronic Industry Citizenship Coalition) (the “RBA”) known as the Conflict Minerals Reporting Template ("CMRT"). The RBA oversees the RMI. The CMRT is designed to facilitate the transfer of information through the supply chain regarding each mineral’s country of origin and the smelters and refiners being utilized for the mineral. The CMRT requires suppliers to make representations regarding: (i) the country of origin for the Conflict Minerals contained in the components or products it provides to the Company; (ii) all of the smelters in the supplier’s supply chain for such Conflict Minerals; (iii) whether such smelters have been validated as being in compliance with the RMI’s Responsible Minerals Assurance Process (formerly the Conflict-Free Smelter Program) (the “RMAP”); (iv) whether the supplier has its own conflict minerals policy that requires its own direct suppliers to be “DRC conflict-free”; and (v) whether the supplier uses CMRT with its own suppliers to gather similar information. Communications from the Company to its suppliers and responses received from the suppliers are stored electronically by the Company together with copies of internal communications that relate to the Company’s due diligence.

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Reviewed the responses that we received and followed up on inconsistent, incomplete, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information or whose responses required further clarification. Compared smelters or refiners that were identified by our suppliers against the list of facilities that have been validated by RMAP as well as documented country of origin information. The complete list of identified suppliers is included as Annex 1 hereto and the complete list of counties of origin is included in Annex 2 hereto.

Currently, we do not have sufficient information from our suppliers to determine the complete list of countries of origin of the Conflict Minerals used in our products or the facilities used to process those Conflict Minerals. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources.

Based on these results, Ormat conducted due diligence activities and described these activities in this Report.

3.	Due Diligence Framework

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing and the related supplements for gold, tin, tantalum and tungsten.

4.	Due Diligence Measures

Our due diligence efforts for the reporting period from January 1, 2017 to December 31, 2017 included the following steps:

4.1	Establish strong Company management systems for conflict minerals supply chain due diligence and reporting compliance

The Company implemented the following measures:

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Established a cross- functional conflict minerals steering committee comprised of representatives from procurement and finance departments to direct the overall efforts of the conflict minerals compliance program, with VP finance and accounting as the process owner.

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Continued to implement our Conflict Minerals Policy with respect to sourcing of minerals from the DRC and its adjoining countries. Our Conflict Minerals Policy provides further clarification to the principles of the Code of Conduct and Ormat's Human Rights Approach regarding illegal trade of natural resources and promotes the procurement of minerals from credible and conflict-free sources. Pursuant to our Conflict Minerals Policy, we strive to ensure that purchased metals originate only from smelters validated as being conflict-free; however the Company does not seek to eliminate sourcing from the Covered Countries. In addition, we expect our suppliers to comply with the terms of our Conflict Minerals Policy and encourage them to define, implement and communicate to their sub-suppliers their own policies outlining their commitment to responsible sourcing of these materials, legal compliance and measures for implementation. The Company's Conflict Minerals Policy is available at: http://www.ormat.com/social-responsibility-and-sustainability.

●	Maintain a grievance mechanism, in which concerns and violations of the Conflict Minerals Policy can be reported to Ormat:

●	online via our website www.ormat.com; or

●	by electronic mail to the following address: ormat@ormat.com.

●	Strengthened its engagement with suppliers by referring suppliers to training materials that includes an overview of the applicable SEC rules and instructions on how to respond to the survey.

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Incorporated a conflict minerals clause in its master purchasing agreements for all new contracts, requiring our suppliers to cooperate with us and provide us the information required to perform our analysis of conflict minerals.

●	Implemented a requirement to maintain records relating to conflict minerals due diligence and responsible mineral sourcing for a minimum of five years.

4.2	Identify and assess risks in the supply chain

To identify risks in our supply chain, we undertook the following measures:

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We identified two risks in the supply chain: (i) the risk of not receiving timely and accurate information from the supplier; and (ii) the risk of not being able to replace a supplier, while trying to move towards the goal of being a conflict-free company. We have segmented our suppliers into three risk levels (high, medium and low) by referring to Conflict Minerals-related risks based on suppliers’ characteristics, including the extent to which the Company is dependent upon any particular supplier or, conversely, the availability of alternative suppliers. This segmentation allowed us to focus our risk mitigation efforts according to the supplier level of risk.

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As part of the risk assessment phase, Ormat decided to focus on the top approximately 90% of the purchasing spend in 2017. We have identified that out of the responses received, 35% of Ormat's relevant suppliers have a policy in place that addresses conflict minerals sourcing.

●	Responses received were subject to a "red flag" review. Responses that we identified as incomplete or inconsistent based on the red flag review process were marked for follow up.

We identified the smelters and refiners in the supply chain by conducting a supply chain survey using the CMRT, requesting suppliers to identify smelters and refiners and country of origin of the Conflict Minerals in products supplied to Ormat. In addition, we compared smelters and refiners identified by the supply chain survey against the list of facilities that received RMAP’s “conformant” and “active” designations. The RMAP is a program in which the RMI works with independent third-party auditors or cross-certification programs to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters and refiners that agree to undergo an audit or to take part in a cross-certification program.

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A smelter or refiner receives an RMAP “conformant” designation from the RMI if the smelter or refiner (i) completes an independent third-party audit, (ii) adheres to the RMAP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals, (iii) has been found by its independent third-party auditor to possess the systems and processes to support responsible sourcing of Conflict Minerals and can provide evidence to support its sourcing activities and (iv) maintains good standing in the program, through a continual validation process. The RMI’s RMAP “conformant” list (formerly, the CFSI’s CFSP “compliant” list) provides the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the RMAP’s assessment protocols.  Smelters and refiners with a “re-audit in progress” are still considered to be RMAP “conformant.”

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Smelters and refiners labeled as RMAP “active” by the RMI (formerly, CFSP “active,” as determined by the CFSI) have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase. They may not retain their “active” status if, among other things, they are unresponsive to requests for re-audit or corrective action past a certain time.

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Companies that have been determined to be downstream of smelters or refiners may not take part in the RMAP. However, they may participate in the RMI’s Downstream Audit Program, an independent validation of companies’ sourcing practices outside of the RMAP audit process.

4.3	Design and implement a strategy to respond to identified risks

To address the risks in our supply chain, Ormat maintains a risk mitigation plan, which includes the following:

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Ormat expects its suppliers to define, implement and communicate to sub-suppliers their own policy, outlining their commitment to responsible sourcing of these materials, and legal compliance and measures for implementation. We also ask suppliers to work with sub-tier suppliers to ensure traceability of these materials at least to the smelter level, e.g. by using the CMRT.

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Ormat's senior management, including the CEO, CFO, EVP Electricity, EVP Products, EVP Business Development and Marketing, EVP Projects, EVP Engineering and EVP Operations, was updated with the risk analysis and risk management actions and outcomes.

●	Suppliers who provided incomplete or inconsistent responses were sent a corrective action letter for follow up, requesting clarification.

●	Suppliers that did not respond to our initial survey request were sent follow-up letters requesting that they provide the necessary information.

Supply chain due diligence is a dynamic process that requires on-going risk monitoring. In order to ensure effective management of risks, we review the risk identification process and update the risk mitigation strategy accordingly.

4.4   Carry out independent third-party audit of smelter/refiner’s due diligence practices

We do not typically have direct relationships with 3TG smelters and refiners and therefore do not perform direct audits of these entities. As a result, our due diligence efforts relied on cross- industry initiatives, such as those led by the RMI, to conduct smelter and refiner due diligence.

4.5 Report on supply chain due diligence

Our Conflict Minerals Policy states that we will comply with Section 1502 of the Dodd Frank Act that includes filing a Form SD and this Report with the SEC and publishing it so that it may be publicly available on the Internet. The Company's Conflict Minerals Reports can also be viewed at: http://www.ormat.com/social-responsibility-and-sustainability.

5	The Company’s Due Diligence Findings and Conclusions

We conducted a supply-chain survey of the 125 relevant suppliers that we identified as potentially contributing necessary Conflict Minerals to our products. The overall response rate to this survey was approximately 46%. The responses included the names and locations of smelters and refiners (see Annex 1) and possible countries of origin (see Annex 2) that process Conflict Minerals.

Our supply chain is complex and there are multiple tiers between the Company and the mine. Accordingly, we rely on our suppliers to provide information on the origin of the 3TG contained in components that are supplied to us to be included in our products.

Despite receiving responses from suppliers listing smelter or refiner names in their supply chain, the suppliers were unable to accurately report which specific smelters were part of the supply chain of the components that were sold to Ormat in 2017.

In light of this lack of conclusive information, we are unable to determine and to describe the full list of facilities used to process 3TG or their countries of origin. In addition, the information gathered from our suppliers is not gathered on a continuous real-time basis.

Smelters or refiners verified as RMAP Conformant or Active:

Tantalum	40 of 43 (93%)
Tin	73 of 83 (88%)
Tungsten	42 of 46 (91%)
Gold	108 of 150 (72%)
Total	263 of 322 (82%)

Status of identified smelters or refiners:

2017
“RMAP Conformant”’[1]	254
“RMAP Active”[2]	9
“Not RMAP Conformant or Active”[3]	59
Total	322

6. Steps to be taken to mitigate risk

The Company has taken, and intends to continue to take, steps to improve its due diligence processes. Due diligence is an ongoing, proactive and reactive process, and the Company is continually working to improve the process to identify Conflict Minerals in its Covered Products. The Company plans to continue to inform suppliers about their role in the Company’s conflict minerals compliance program and to engage with its suppliers to obtain current, accurate and complete information about the supply chain. The Company intends to monitor the performance and efficiency of its due diligence efforts to ensure responsible sourcing in compliance with its Conflict Minerals Policy and increase transparency in its supply chain.

1  “RMAP Conformant” means that the smelter or refiner was listed as conformant with the RMI’s Responsible Minerals Assurance Process (RMAP) assessment protocols, including through mutual recognition and those indicated as “re-audit in process.” Included smelters or refiners were not necessarily Conformant for all or part of 2017 and may not continue to be Conformant for any future period.

2  “RMAP Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

3  “Not RMAP Conformant or Active” means the smelter or refiner is not listed as “Conformant” or “Active.”

Specific steps the Company has taken and continues to take to manage risks include:

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Continue working with our global supply chain to obtain current, accurate and complete information about the supply chain and ensure responsible sourcing and assure compliance with international regulations. Continue to strengthen communications with suppliers in order to improve the number of suppliers that respond to the company's supply chain surveys.

●	Continue to improve due diligence efforts to ensure responsible sourcing in compliance with the Conflict Minerals Policy.

Caution Concerning Forward- Looking Statements

Information provided in this Report may contain statements relating to current expectations and plans that are "forward- looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward- looking statements generally relate to Ormat's plans, objectives and expectations for future plans and events and are based upon its management's current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10- K filed with the Securities and Exchange Commission on March 16, 2018 and its other filings. These forward- looking statements are made only as of the date hereof, and, except as required by applicable law, we undertake no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

Annex 1- Smelter or Refiner Names in Supply Chain

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	L'Orfebre S.A.	ANDORRA	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Bangalore Refinery	INDIA	Active
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	CV Gita Pesona	INDONESIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	CV Serumpun Sebalai	INDONESIA	Conformant
Tin	CV United Smelting	INDONESIA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
Tin	PT Karimun Mining	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Panca Mega Persada	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	PT Inti Stania Prima	INDONESIA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Dua Sekawan	INDONESIA	Conformant
Tin	CV Tiga Sekawan	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Conformant or Active
Gold	Caridad	MEXICO	Not Conformant or Active

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Conformant or Active
Gold	Chugai Mining	JAPAN	Not Conformant or Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Conformant or Active
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Conformant or Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Conformant or Active
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Conformant or Active
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Conformant or Active
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not Conformant or Active
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Conformant or Active
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Conformant or Active
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Conformant or Active
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Conformant or Active
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Conformant or Active
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Conformant or Active
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Not Conformant or Active
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Conformant or Active
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not Conformant or Active
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not Conformant or Active
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Not Conformant or Active
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Conformant or Active
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Not Conformant or Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Conformant or Active
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Conformant or Active

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Gold	Morris and Watson	NEW ZEALAND	Not Conformant or Active
Gold	Guangdong Jinding Gold Limited	CHINA	Not Conformant or Active
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Conformant or Active
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Conformant or Active
Gold	Sudan Gold Refinery	SUDAN	Not Conformant or Active
Gold	Tony Goetz NV	BELGIUM	Not Conformant or Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Conformant or Active
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not Conformant or Active
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Conformant or Active
Gold	Sai Refinery	INDIA	Not Conformant or Active
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Conformant or Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Conformant or Active
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Conformant or Active
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Conformant or Active
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not Conformant or Active
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Conformant or Active
Gold	African Gold Refinery	UGANDA	Not Conformant or Active
Tantalum	Duoluoshan	CHINA	Not Conformant or Active
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Not Conformant or Active
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not Conformant or Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Conformant or Active
Tin	Estanho de Rondonia S.A.	BRAZIL	Not Conformant or Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Conformant or Active
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Conformant or Active

Metal	Smelter Name	Smelter Country	RMAP Smelter Status
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Conformant or Active
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Conformant or Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Conformant or Active
Tin	Super Ligas	BRAZIL	Not Conformant or Active
Tin	PT O.M. Indonesia	INDONESIA	Not Conformant or Active
Tin	Pongpipat Company Limited	MYANMAR	Not Conformant or Active
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Conformant or Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Not Conformant or Active
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Conformant or Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Conformant or Active

Annex 2- Country of Origin (COO) Inquiry Results*

GOLD	TANTALUM	TIN	TUNGSTEN
ANDORRA	BRAZIL	BELGIUM	AUSTRIA
AUSTRALIA	CHINA	BOLIVIA (PLURINATIONAL STATE OF)	BRAZIL
AUSTRIA	ESTONIA	BRAZIL	CHINA
BELGIUM	GERMANY	CHINA	GERMANY
BRAZIL	INDIA	INDONESIA	JAPAN
CANADA	JAPAN	JAPAN	KOREA, REPUBLIC OF
CHILE	KAZAKHSTAN	MALAYSIA	PHILIPPINES
CHINA	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	MYANMAR	RUSSIAN FEDERATION
CZECH REPUBLIC	MEXICO	PERU	UNITED STATES OF AMERICA

GOLD	TANTALUM	TIN	TUNGSTEN
FRANCE	RUSSIAN FEDERATION	PHILIPPINES	VIET NAM
GERMANY	THAILAND	POLAND
INDIA	UNITED STATES OF AMERICA	SPAIN
INDONESIA		TAIWAN, PROVINCE OF CHINA
ITALY		THAILAND
JAPAN		UNITED STATES OF AMERICA
KAZAKHSTAN		VIET NAM
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
ZAMBIA
ZIMBABWE

* As SORs did not provide information on Location of Mine in their CMRTs, and the Company was not able to establish from the SORs sourcing information on their 3TG, we have listed in the COO the closest indication provided as to the source of Conflict Minerals, i.e. the Smelter Country as reported in the suppliers' CMRT.